EXHIBIT 99.1

MOD-PAC CORP.

1801 Elmwood Avenue

Buffalo, New York 14207

Dear Shareholder of MOD-PAC Corp.:

On or about August 23, 2013, we mailed to you a proxy statement relating to a special meeting of shareholders of Mod-Pac Corporation, which we refer to as MOD-PAC or the Company, scheduled to be held on September 27, 2013, to consider and vote on, among other things, a proposal to adopt the Agreement and Plan of Merger (which, as it may be amended from time to time, we refer to as the Merger Agreement), dated as of April 11, 2013, by and among the Company, Rosalia Capital LLC, a Delaware limited liability company (which we refer to as Parent) and Mandan Acquisition Corp., a New York corporation and wholly owned subsidiary of Parent (which we refer to as Merger Sub), and to approve the merger contemplated by the Merger Agreement, which we refer to as the Merger.

The purpose of this supplement to the proxy statement is to:

●

advise you that the parties to the Merger Agreement dated as of April 11, 2013, which we refer to as the Original Merger Agreement, have executed an amendment thereto, which we refer to as the First Amendment, to increase the per share merger consideration to be received by the unaffiliated holders of our Common Stock, par value $0.01 per share (which we refer to as Common Stock) and our Class B Stock, par value $0.01 per share (which we refer to as Class B Stock and, together with the Common Stock, as Company Stock) from $8.40 to $9.25 per share of Company Stock, in each case without interest and less any required withholding taxes, and to amend the Original Merger Agreement so that (i) the Company's representations and warranties as to all of the Company shareholder approvals required to satisfy the shareholder approval requirements of the New York Business Corporation Law as to the Company’s approval of the Merger and adoption of the Merger Agreement and the performance of the Company’s obligations thereunder were revised and (ii) the non-waiveable conditions to the consummation of the Merger would include such required shareholder approvals; and

●	update and make additional disclosures in the proxy statement.

If the Merger is completed, then each share of Company Stock will be converted into the right to receive $9.25 in cash (other than shares held by Messrs. Kevin T. Keane and Daniel G. Keane, certain of their respective family members and certain related entities and trusts for the benefit of their respective family members, collectively referred to as the Family Shareholders, shares held by LeCaron Enterprises Corp., referred to as Family Corp., any subsidiary of Family Corp. (including Parent and Merger Sub), the Company, or any wholly owned subsidiary of the Company or held in the Company’s treasury, and shares of Class B Stock as to which dissenters’ rights are exercised). As a result of the Merger, the Company will be privately owned and will be controlled by Messrs. Kevin T. Keane and Daniel G. Keane and the other Family Shareholders through their beneficial ownership of Parent.

Your vote is very important. The Merger cannot be completed unless holders of two-thirds of the aggregate voting power of the outstanding shares of Company Stock vote in favor of approving the Merger and adopting the Merger Agreement. In addition, the Merger Agreement contains a nonwaiveable condition to the consummation of the Merger requiring that the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Stock (other than shares beneficially owned by the Family Shareholders or their respective affiliates or associates) be cast in favor of approving the Merger and adopting the Merger Agreement, referred to as the Public Shareholder Approval. Each holder of Common Stock as of the close of business on the record date (being August 12, 2013) has one vote for each share of Common Stock owned by such shareholder as of such date and time. Each holder of Class B Stock as of the close of business on the record date has ten votes (to the extent permitted by applicable law) for each share of Class B Stock owned by such shareholder at such date and time.

If you already have voted on the Merger using a properly executed proxy card or otherwise voted via Internet or telephone, you will be considered to have voted on the Original Merger Agreement, as amended by the First Amendment, as well, and you do not need to do anything, unless you wish to revoke or change your vote. If you have not previously voted or if you wish to revoke or change your vote, please vote over the Internet or by telephone pursuant to the instructions contained in these materials or complete, date, sign, and return the proxy card as promptly as possible.

The Mod-Pac Board of Directors (other than Messrs. Kevin T. Keane and Daniel G. Keane who abstained and recused themselves from all discussions relating to the Merger), after receiving the recommendation of the special committee formed to assist the Board in evaluating the fairness of the Merger, has adopted the Original Merger Agreement, as amended by the First Amendment, and approved the transactions contemplated by the Merger Agreement, including the Merger, and determined that the Merger is fair, advisable, and in the best interests of the Company and its unaffiliated shareholders, within the meaning of Rule 13e-3 under the Exchange Act of 1934. The Board unanimously (other than Messrs. Kevin T. Keane and Daniel G. Keane) recommends that the shareholders of the Company vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger.

On behalf of your board of directors, thank you for your continued support. If you have any questions or need assistance voting your shares of our Company Stock, please call please call Okapi Partners LLC, which is assisting the Company, toll-free at (877) 274-8654.

Sincerely,

David B. Lupp

Chief Operating Officer and Chief Financial Officer

This supplement to the proxy statement is dated September 9, 2013, and is first being mailed to our shareholders on or about September 10, 2013.

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

SUPPLEMENT NO. 1 TO THE PROXY STATEMENT FOR

THE SPECIAL MEETING OF SHAREHOLDERS

To Be Held on September 27, 2013

INTRODUCTION

This Supplement No. 1 to proxy statement, which we refer to as this Proxy Statement Supplement, amends and supplements the proxy statement, initially filed with the Securities and Exchange Commission, which we refer to as the SEC, on August 22, 2013, which we refer to as the Proxy Statement, by MOD-PAC Corp., which we refer to as the Company, we, our or us, for the special meeting of shareholders (which we refer to as the Special Meeting) to be held at The Guaranty Building, 140 Pearl Street, Buffalo, New York 14202, on September 27, 2013 at 10:00 a.m. Eastern Time.

The purpose of the special meeting is to consider, among other things, the adoption of the Agreement and Plan of Merger, dated as of April 11, 2013, as it may be amended from time to time, which we refer to as the Merger Agreement, by and among the Company, Rosalia Capital LLC, a Delaware limited liability company (which we refer to as Parent) and Mandan Acquisition Corp., a New York corporation and wholly owned subsidiary of Parent (which we refer to as Merger Sub), and to approve the merger contemplated by the Merger Agreement, which we refer to as the Merger.

As previously disclosed in the Proxy Statement, four putative class action complaints relating to the Merger have been filed in Supreme Court, Erie County, New York: Guziec v. Gisel (Index No. 001215), Levin v. Keane (Index No. 602431), IBEW Local Union 98 Pension Fund v. ModPac Corp. (Index No. 001526), and Minerva Group LP v. Keane (Index No. 800621), which we refer to as the Litigation. Counsel for the plaintiffs and defendants agreed to consolidate these actions as the cases involve common questions of law and fact. The parties further agreed that the complaint filed by Minerva Group would act as the operative complaint for the consolidated actions.

On September 3, 2013, the parties to the Litigation entered into a Memorandum of Understanding , which we refer to as the MOU, providing for the settlement in principle of the claims brought by the plaintiffs in the Litigation. Under the terms of the MOU, it was agreed that the Agreement and Plan of Merger dated as of April 11, 2013, among the Company, Parent and Merger Sub, which we refer to as the Original Merger Agreement, would be amended to increase the per share merger consideration to be received by the unaffiliated holders of our Common Stock, par value $0.01 per share (which we refer to as Common Stock) and our Class B Stock, par value $0.01 per share (which we refer to as Class B Stock and, together with the Common Stock, as Company Stock) from $8.40 to $9.25 per share of Company Stock, in each case without interest and less any required withholding taxes, and to amend the Original Merger Agreement so that (i) the Company's representations and warranties as to all of the Company shareholder approvals required to satisfy the shareholder approval requirements of the New York Business Corporation Law, which we refer to as the NYBCL, as to the Company’s approval of the Merger and adoption of the Merger Agreement and the performance of the Company’s obligations thereunder were revised and (ii) the non-waiveable conditions to the consummation of the Merger would include such required shareholder approvals. We refer to this amendment to the Original Merger Agreement as the First Amendment. A copy of the First Amendment is attached as Annex A hereto. It was also agreed in the MOU that additional disclosures would be made to supplement the Proxy Statement. The MOU further provides that the plaintiffs in the Litigation, on an individual basis, will, until the termination of the Merger Agreement, at the Special Meeting (or any adjournment or postponement thereof), vote (or cause to be voted) all of their respective shares of Company Stock owned by them at the time thereof (i) in favor of the adoption of the Merger Agreement (as amended by the First Amendment) and the approval of the Merger, (ii) in favor of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger and adopt the Merger Agreement and (iii) against any actions, proposals, transactions or agreements that would be reasonably be expected to prevent, impede, interfere with, delay, postpone or adversely affect the consummation of the transactions contemplated by the Merger Agreement (as amended by the First Amendment), including the Merger. The MOU also provides that, until the termination of the Merger Agreement, each plaintiff in the Litigation, on an individual basis, agrees that neither it nor its affiliates will take any actions with the purpose or effect of avoiding or circumventing the foregoing obligations or which would reasonably be expected to have the effect of preventing, impeding, interfering with or adversely affecting the consummation of the transactions contemplated by the Merger Agreement (as amended by the First Amendment), including the Merger, or the foregoing obligations.

While the defendants in the Ligation deny all allegations of wrongdoing, fault, liability or damage to plaintiffs and the putative class, deny that they have or are engaged in any wrongdoing or violation of law or breach of duty, deny that the price per share of $8.40 was unfair in any respect, deny that the Proxy Statement failed to disclose any material information, and believe that they acted properly at all times, they wished to settle the litigation on the terms and conditions stated in the MOU in order to eliminate the burden and expense of further litigation and to put the claims of the plaintiffs in the litigation to rest finally and forever, and to avoid any possible delay in the shareholder vote on the Merger.

This Proxy Statement Supplement provides information about the First Amendment and updates the Proxy Statement dated August 22, 2013 that was previously mailed to you on or about August 23, 2013. The information provided in the Proxy Statement continues to apply, except as described in this Proxy Statement Supplement. To the extent information in this Proxy Statement Supplement differs from, updates or conflicts with information contained in the Proxy Statement, the information in this Proxy Statement Supplement is the more current information. If you need another copy of the Proxy Statement or this Proxy Statement Supplement, you may obtain it free of charge from us by directing such request to our Secretary at 1801 Elmwood Avenue, Buffalo, New York 14207 or by calling (716) 873-0640. The Proxy Statement and this Proxy Statement Supplement may also be accessed at www.sec.gov or http://www.astproxyportal.com/ast/12824. See "Where You Can Find More Information," beginning on page S-11 of this Proxy Statement Supplement.

QUESTIONS AND ANSWERS ABOUT THE FIRST AMENDMENT TO THE MERGER AGREEMENT

The following are some questions that you, as a shareholder of Mod-Pac, may have regarding the First Amendment and the answers to those questions. Mod-Pac urges you to read carefully the remainder of this Proxy Statement Supplement and, if you have not already done so, the Proxy Statement, because the information in this section does not provide all the information that might be important to you with respect to the First Amendment and the Merger. Additional important information is also contained in the Annexes to and the documents incorporated by reference into this Proxy Statement Supplement and the Proxy Statement.

Q: WHY AM I RECEIVING THIS PROXY STATEMENT SUPPLEMENT AND A NEW PROXY CARD?

A: You have been sent this Proxy Statement Supplement and a new proxy card because on September 3, 2013, Mod-Pac, Parent and Merger Sub entered into the First Amendment, which is an amendment to the Original Merger Agreement, and because the Company agreed in the MOU to supplement its disclosures in the Proxy Statement. This Proxy Statement Supplement provides information about the First Amendment and updates the Proxy Statement.

Q: WHAT IS THE EFFECT OF THE FIRST AMENDMENT?

A: The effect of the First Amendment is to increase the per share merger consideration payable to unaffiliated holders of Company Stock from $8.40 to $9.25 per share of Company Stock, in each case without interest and less any required withholding taxes, and to amend the Original Merger Agreement so that (i) the Company's representations and warranties as to all of the Company shareholder approvals required to satisfy the shareholder approval requirements of the NYBCL as to the Company’s approval of the Merger and adoption of the Merger Agreement and the performance of the Company’s obligations thereunder were revised and (ii) the non-waiveable conditions to the consummation of the Merger would include such required shareholder approvals. A copy of the First Amendment is attached as Annex A hereto. You are encouraged to read the First Amendment and this Proxy Statement Supplement in their entirety, and if you have not already done so, to read the Proxy Statement in its entirety.

Q: WHAT WILL MOD-PAC'S SHAREHOLDERS NOW RECEIVE IN THE MERGER?

A: Upon completion of the Merger, you will be entitled to receive the per share merger consideration of $9.25 in cash, without interest, less any required tax withholding, for each share of Company Stock that you own other than shares of Class B Stock for which you have properly exercised and not withdrawn your dissenter’s rights under the NYBCL with respect to such shares. You will not own any shares of the capital stock in the surviving corporation.

Q: HAS THE BOARD OF DIRECTORS APPROVED THE FIRST AMENDMENT?

A: Yes, based upon the recommendation of the Special Committee, the Mod-Pac board of directors (with Messrs. Kevin T. Keane and Daniel G. Keane abstaining and recusing themselves from all discussions concerning the First Amendment) has approved the First Amendment and declared it advisable and fair to and in the best interest of the unaffiliated shareholders of the Company, within the meaning of Rule 13e-3 under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act.

Q: WHAT DO I NEED TO DO NOW?

A: First, we urge you to read carefully this Proxy Statement Supplement (including the Annex), the Proxy Statement and the other documents referred to or incorporated by reference in this Proxy Statement Supplement or the Proxy Statement.

If you already have voted on the Merger using a properly executed proxy card or otherwise voted via Internet or telephone, you will be considered to have voted on the Merger Agreement, as amended, as well, and you do not need to do anything, unless you wish to revoke or change your vote.

If you have not yet voted, and if you hold your shares of Company Stock in your own name as the shareholder of record, please vote your shares of Company common stock by

•	telephone, using the toll-free number listed on each proxy card;
•	the Internet, at the Internet address provided on each proxy card; or
•	mail, by completing, signing, dating and mailing each proxy card and returning it in the envelope provided.

If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting “AGAINST” the approval of the Merger and adoption of the Merger Agreement and “AGAINST” the Public Shareholder Approval. Broker nonvotes will have no effect on an adjournment proposal.

Q: HOW CAN I REVOKE MY PROXY?

A: You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is voted at the Special Meeting. If you are a shareholder of record, you may revoke your proxy by notifying the Company’s Corporate Secretary in writing at MOD-PAC Corp., Attn: Secretary, 1801 Elmwood Avenue, Buffalo, NY 14207, or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the Special Meeting and voting in person (simply attending the Special Meeting will not cause your proxy to be revoked). Please note that if you hold your shares in “street name” and you have instructed a broker, bank or other nominee to vote your shares, the above described options for revoking your voting instructions do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to revoke your voting instructions.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have questions about the Merger or the other matters to be voted on at the special meeting, you should contact Okapi Partners LLC, which is assisting the Company, toll-free at (877) 274-8654.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Proxy Statement Supplement, and the documents to which we refer you in this Proxy Statement Supplement, include “forward-looking statements” that reflect our current views as to future events and financial performance with respect to our operations, the expected completion and timing of the Merger and other information relating to the Merger and the Merger Agreement. These statements can be identified by the fact that they do not relate strictly to historical or current facts and are, among others, in statements containing the words “aim”, “anticipate”, “are confident”, “estimate”, “expect”, “will be”, “will continue”, “will likely result”, “project”, “intend”, “plan”, “believe” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance or other future events. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this Proxy Statement Supplement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters contained in or incorporated by reference in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;
•	the outcome of any legal proceedings that have been or may be instituted against the Company and others relating to the Merger Agreement;
•	the inability to complete the Merger due to the failure to satisfy other conditions to consummation of the Merger;
•	the failure of the Merger to close for any other reason;
•	the risk that the pendency of the Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the Merger;
•

the fact that directors and officers of the Company have interests in the Merger that are different from, or in addition to, the interests of the Company’s shareholders generally in recommending that the Company’s shareholders vote to approve the Merger and adopt the Merger Agreement;

•	the effect of the announcement of the Merger on our business relationships, operating results and business generally;
•	the amount of the costs, fees, expenses and charges related to the Merger; and
•	other risks detailed in our filings with the SEC, including our most recent filings on Forms 10Q and 10K.

See the “Where You Can Find Additional Information” section beginning on page S-11.

SUPPLEMENTAL INFORMATION TO THE PROXY STATEMENT

Special Factors - Background of the Merger

The following supplements the discussion in the section titled "Background of the Merger" on page 16 of the Proxy Statement regarding the January 14, 2013 discussions between Mr. McKenna and Mr. Daniel G. Keane and is inserted at the end of the fourth full paragraph on such page:

During the negotiations, and in an effort to have the buyer group increase their offer, Mr. McKenna, on behalf of the Special Committee, communicated to the Keanes that, if one were using the EBIT and EBITDA multiples presented by Daroth, the buyer group would have to offer a price in the range of $9.40 to $10.60 per share.

The following supplements the discussion in the section titled "Background of the Merger" on page 21 of the Proxy Statement and is added following the second full paragraph on such page:

On September 3, 2013, the Special Committee met, with representatives of Harter Secrest participating, to consider the proposed form of MOU, providing for the settlement in principle of the claims brought in the Litigation and the related proposed first amendment (referred to as the First Amendment) to the Merger Agreement and Plan of Merger dated as of April 11, 2013 among the Company, Parent and Merger Sub (referred to as the Original Merger Agreement). It was the consensus of the Special Committee that since the four actions constituting the Litigation were class actions, the interests of the Public Shareholders will be adequately represented in the proposed settlement. (For information regarding the MOU and the Litigation, see “Special Factors – Litigation”).  Additionally, the Special Committee determined that the $9.25 per share merger consideration contemplated by the MOU should be considered no less fair from a financial standpoint than the $8.40 per share merger consideration when viewed in light of the factors considered by Western Reserve in rendering its fairness opinion as to the $8.40 per share merger consideration. Accordingly, the Special Committee concluded that an additional fairness opinion and the associated time and expense to the Company would not provide any additional meaningful protection for the Public Shareholders. The Special Committee approved the proposed settlement of the Litigation as set forth in the MOU and the First Amendment and recommended that the Board of Directors approve such proposed settlement and the adoption of the First Amendment and the execution, delivery and performance of the MOU and the First Amendment and if such settlement is approved by the applicable court, the settlement agreement effectuating such settlement.

On September 3, 2013, immediately following the completion of the Special Committee meeting, the fully constituted Board of Directors (including Messrs. Kevin T. Keane and Daniel G. Keane) met, with representatives of Harter Secrest participating. The members of the Board of Directors constituting the Special Committee formally delivered the recommendations of the Special Committee to the Board of Directors. The Board of Directors (including Messrs. Kevin T. Keane and Daniel G. Keane, who abstained and recused themselves from voting) then approved the settlement contemplated by the MOU and the First Amendment and adopted the First Amendment and approved the transactions contemplated by the Original Merger Agreement, as amended by the First Amendment, including the Merger, and recommended that the shareholders of the Company approve the Merger and adopt the Merger Agreement. The members of the Board of Directors (including Messrs. Kevin T. Keane and Daniel G. Keane, who abstained and recused themselves from voting) also approved the execution, delivery and performance of the MOU and the First Amendment at the meeting, and if the settlement contemplated by the MOU is approved by the applicable court, the settlement agreement effectuating such settlement.

On September 3, 2013, following the Board of Directors’ meeting, counsel for the Company in the Litigation executed and delivered the MOU in accordance with the approval of the Board of Directors.

On September 3, 2013, following the Board of Directors’ meeting, the Company, the Parent and Merger Sub entered into the First Amendment. Under the terms of the First Amendment, the Company, the Parent and Merger Sub increased the purchase price under the Merger Agreement from $8.40 to $9.25 per share of Company Stock in cash. Pursuant to the First Amendment, the Company, the Parent and Merger Sub also amended the Merger Agreement so that (i) the Company's representations and warranties as to all of the Company shareholder approvals required to satisfy the shareholder approval requirements of the NYBCL as to the Company’s approval of the Merger and adoption of the Merger Agreement and the performance of the Company’s obligations thereunder were revised and (ii) the non-waiveable conditions to the consummation of the Merger would include such required shareholder approvals. Specifically, the First Amendment amended the Company shareholder approval referred to as the "Minority Approval" in the Merger Agreement (and referred to in the Proxy Statement as the "Public Shareholder Approval") to mean the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Stock (other than shares beneficially owned by the Family Shareholders or their respective affiliates or associates) approving the Merger and adopting the Merger Agreement.

Global Revision to Proxy Statement

All descriptions in the Proxy Statement of the per share cash merger consideration to be paid under the Merger Agreement are hereby revised to refer to the new price per share set forth in the immediately preceding paragraph, unless the context otherwise indicates. All descriptions in the Proxy Statement of the Public Shareholder Approval are hereby revised to refer to the description of the amended shareholder approval set forth in the immediately preceding paragraph.

Special Factors - Reasons for the Merger; Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger

The following information is inserted on page24 as the last bullet point under the discussion of positive factors that the Special Committee considered supporting its decision relating to the Merger Agreement, the Merger and the other transaction contemplated thereby:

●

Its conclusion that the increased per share merger consideration should be considered no less fair from a financial standpoint than the original $8.40 per share merger consideration when viewed in light of the factors considered by Western Reserve in rendering its fairness opinion with respect to the $8.40 per share merger consideration.

The following information is inserted on page 26 of the Proxy Statement under the subsection titled “ – The Board of Directors” following the second paragraph:

On September 3, 2013, on the basis of the Special Committee’s recommendation, the Board of Directors unanimously (with Messrs. Kevin T. Keane and Daniel G. Keane abstaining from the vote and recusing themselves from the discussion) determined that the Merger is advisable, and fair to and in the best interests of the unaffiliated shareholders, and approved and adopted the First Amendment and recommended that the Company’s shareholders vote for the adoption of the Merger Agreement as amended by the First Amendment and approval of the Merger. In making such determination and taking such actions, the Board of Directors (with Messrs. Kevin T. Keane and Daniel G. Keane abstaining and recusing themselves from all discussions concerning the Merger Agreement, the Merger and the other transactions contemplated thereby) unanimously and expressly adopted the analysis of the Special Committee, which is discussed above.

Special Factors - Positions of the Family Shareholders as to the Fairness of the Merger

The following supplements the discussion in the section titled "Positions of the Family Shareholders as to the Fairness of the Merger" on pages 34-37 of the Proxy Statement and is added at the end thereof:

The Family Shareholders believe that the Merger (based on the $9.25 per share merger consideration) should be considered no less substantively or procedurally fair to the unaffiliated shareholders of the Company than the Merger (based on the $8.40 per share merger consideration) was substantively or procedurally fair to the unaffiliated shareholders when viewed in light of the information and factors considered by the Family Shareholders in connection with the Family Shareholders expressing their belief that the Merger (based on the $8.40 per share merger consideration) was substantively or procedurally fair to the unaffiliated shareholders of the Company.

Financing of the Merger

The introductory paragraph in the section titled “Financing of the Merger” on page 41 of the Proxy Statement is replaced in its entirety with the following:

At September 9, 2013, the Company and Parent estimate that the total amount of funds (including rollover equity) required to complete the Merger and related transactions and pay related fees and expenses will be approximately $34,379,000. Parent expects this amount to be provided through a combination of the proceeds of:

•

the rollover of Common Stock by the Family Shareholders (including shares of the Company's Class B Stock held by the Family Shareholders that are converted into shares of Common Stock immediately prior to the Effective Time), which is described in the “ Special Factors—Financing of the Merger— Rollover Financing ” section;

•	debt financing (up to $18,000,000 of which may be used for the Merger), which is described in the “Special Factors—Financing of the Merger—Debt Financing ” section;

•	cash of the Company on hand at the Closing (estimated to be approximately $5,000,000 at the Closing); and

•	a cash equity investment by the Family Shareholders (which is estimated to be approximately in the aggregate amount of $3,912,000 at the Closing).

The following information is inserted on page 41 of the Proxy Statement at the end of the subsection titled “- Rollover Financing”:

At September 9, 2013, the Family Shareholders beneficially own approximately 515,262 shares and 291,881 shares of the Company's Common Stock and Class B Stock, respectively (the equivalent of approximately $7,466,100 in the aggregate based on the per share merger consideration of $9.25).

The subsection titled “-Equity Financing” on page 41 of the Proxy Statement is replaced in its entirety with the following:

The Family Shareholders intend to make a cash equity investment estimated to be approximately in the aggregate amount of $5,296,000 to provide a source of funds for the completion of the Merger and related transactions and the payment of related fees and expenses. This investment is expected to be made by the Family Shareholders by providing funding to Family Corp., which in turn will make an equity investment in Parent.

The actual amount of the cash equity investment by the Family Shareholders may deviate significantly from the estimated amount of such investment specified above depending on the Company's cash flow generation (and uses of its cash) at or prior to the Effective Time.

The following information is inserted on page 43 of the Proxy Statement at the end of the subsection titled "- Debt Financing":

On September 3, 2013, the Debt Commitment Letter was amended so that the Debt Commitment Letter shall automatically expire if the Credit Facilities have not closed on or before November 15, 2013, instead of on or before September 30, 2013. A copy of such amendment is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on September 9, 2013.

All descriptions in the Proxy Statement of the automatic expiration of the Debt Commitment Letter based on the failure of the Credit Facilities to close on or before a specified date are hereby revised so that such specified date is November 15, 2013.

Interests of the Company’s directors and executive Officers in the Merger

The subsection “-Quantification of Payments and Benefits” beginning on page 44 is replaced in its entirety with the following:

The following table sets forth the (i) aggregate number of shares of Company Stock currently held by each of the Company’s executive officers (other than Messrs. Daniel G. Keane and Kevin T. Keane) and non-employee directors (other than Mr. Kevin T. Keane), and (ii) the number of shares of Common Stock issuable upon the exercise of stock options (whether or not then vested or exercisable) currently held by each of the Company’s executive officers (other than Messrs. Daniel G. Keane and Kevin T. Keane) and non-employee directors (other than Mr. Kevin T. Keane). The table also sets forth the values of these shares and stock options based on the $9.25 per share merger consideration (minus the applicable exercise price for the options).

Name	Shares Held (#) (1)	Shares Held ($)	Options (#)	Options ($)	(2)	Total ($)

William G. Gisel, Jr.	2,110	19,518	28,000	120,960		140,478
Daniel J. Geary	17,780	164,465	31,900	135,055		299,520
David B. Lupp	59,106	546,731	85,000	321,400		868,131
Robert J. McKenna	756	6,993	28,000	120,960		127,953
Philip C. Rechin	24,647	227,985	39,400	176,254		404,239
Howard Zemsky	44,880	415,140	28,000	120,960		536,100

(1)	Includes Common Stock and Class B Stock
(2)

Represents (a) the amount, if any, by which $9.25 exceeds the exercise price per share with respect to each stock option, multiplied by (b) the total number of shares of Common Stock then issuable upon the exercise of such stock option (whether or not then vested or exercisable).

Special Factors - Fees and Expenses

The table on page 48 in the section titled “Fees and Expenses” and the paragraph immediately following the table are replaced in their entirety with the following:

Description Amount

Financial advisory fees	$224,242
Legal fees and expenses	$940,000
Proxy solicitation fees and expenses	$15,000
Special committee fees	$70,000
SEC filing fees	$3,348
Printing and mailing costs	$55,000
Paying agent fees	$23,500
Total	$1,331,090

In addition, it is expected that Parent will incur approximately $2,700,000 of expenses, including financing costs, and legal and other advisory fees.

Special Factors - Litigation

The second paragraph under the section titled “Litigation” on page 48 is replaced in its entirety with the following:

On September 3, 2013, the parties to the litigation described in the immediately preceding paragraph (referred to as the Litigation) entered into a Memorandum of Understanding (referred to as the MOU) providing for the settlement in principle of the claims brought by the plaintiffs in the Litigation. Under the terms of the MOU, it was agreed that the Original Merger Agreement would be amended to increase the per share merger consideration to be received by the unaffiliated holders of our Company Stock from $8.40 per share of Company Stock to $9.25 per share of Company Stock, in each case without interest and less any required withholding taxes, and to amend the Original Merger Agreement so that (i) the Company's representations and warranties as to all of the Company shareholder approvals required to satisfy the shareholder approval requirements of the NYBCL as to the Company’s approval of the Merger and adoption of the Merger Agreement and the performance of the Company’s obligations thereunder were revised and (ii) the non-waiveable conditions to the consummation of the Merger would include such required shareholder approvals. It was also agreed in the MOU that additional disclosures would be made to supplement the Proxy Statement.

The MOU further provides that the plaintiffs in the Litigation, on an individual basis, will, until the termination of the Merger Agreement, at the Special Meeting (or any adjournment or postponement thereof), vote (or cause to be voted) all of their respective shares of Company Stock owned by them at the time thereof (i) in favor of the adoption of the Merger Agreement (as amended by the First Amendment) and the approval of the Merger, (ii) in favor of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger and adopt the Merger Agreement and (iii) against any actions, proposals, transactions or agreements that would be reasonably be expected to prevent, impede, interfere with, delay, postpone or adversely affect the consummation of the transactions contemplated by the Merger Agreement (as amended by the First Amendment), including the Merger. The MOU also provides that, until the termination of the Merger Agreement, each plaintiff in the Litigation, on an individual basis, agrees that neither it nor its affiliates will take any actions with the purpose or effect of avoiding or circumventing the foregoing obligations or which would reasonably be expected to have the effect of preventing, impeding, interfering with or adversely affecting the consummation of the transactions contemplated by the Merger Agreement (as amended by the First Amendment), including the Merger, or the foregoing obligations.

The Special Meeting - Required Vote

The third and fourth paragraphs on page 50 in the section titled “Required Vote” are replaced in their entirety with the following:

In addition, the Merger Agreement contains a non-waiveable condition to the consummation of the Merger requiring the Public Shareholder Approval.

Each holder of Common Stock as of the close of business on the record date has one vote for each share of Common Stock owned by such shareholder as of such date and time. Each holder of Class B Stock as of the close of business on the record date has ten votes (to the extent permitted by applicable law) for each share of Class B Stock owned by such shareholder at such date and time.

The Special Meeting – Voting; Proxies; Revocation

The last paragraph in the subsection titled "- Providing Voting Instructions by Proxy" is replaced in its entirety with the following:

In accordance with applicable rules, banks, brokers and other nominees who hold shares of Company Stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the approval of the Merger and adoption of the Merger Agreement. Accordingly, if banks, brokers or other nominees do not receive specific voting instructions from the beneficial owner of such shares they may not vote such shares with respect to the approval of the Merger and adoption of the Merger Agreement. Under such circumstance, a “broker non-vote” would arise. Broker non-votes, if any, will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote against the approval of the Merger and adoption of the Merger Agreement. In addition, because a broker non-vote is not a vote cast, broker non-votes will have the effect of a vote against the proposal to approve the Merger for purposes of the Public Shareholder Approval, which requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Stock (other than shares beneficially owned by the Family Shareholders or their respective affiliates or associates) approving the Merger and adopting the Merger Agreement. Broker non-votes will have no effect on any proposal to adjourn the Special Meeting to solicit additional proxies, if necessary, if there are insufficient votes at the time of the Special Meeting to approve the Merger and adopt the Merger Agreement. For shares of Company Stock held in “street name”, only shares of Company Stock affirmatively voted for approval of the Merger and adoption of the Merger Agreement will be counted as a favorable vote for such proposal.

The Special Meeting - Abstentions.

The third paragraph under the section titled “Abstentions” on page 52 is replaced in its entirety with the following:

The Public Shareholder Approval requires the affirmative vote of the Public Shareholders that hold a majority of the issued and outstanding shares of Company Stock held by all of the Public Shareholders "FOR" the approval of the Merger and the adoption of the Merger Agreement. Because abstentions are not cast votes, abstentions will have the effect of a vote “AGAINST” the proposal to approve the Merger for purposes of the Public Shareholder Approval.

Important Information Concerning the Company - Market Price of the Company’s Common Stock

The following information is inserted below the first full paragraph on page 75, in the section entitled “Market Price of the Company’s Common Stock”:

The per share closing price of the Company’s Common Stock on Nasdaq on September 6, 2013, which was the last full trading day prior to the Company announcing the First Amendment, was $8.30.

VOTING AND REVOCABILITY OF PROXIES

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is voted at the Special Meeting. If you are a shareholder of record, you may revoke your proxy by notifying the Company’s Corporate Secretary in writing at MODPAC Corp., Attn: Secretary, 1801 Elmwood Avenue, Buffalo, NY 14207, or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the Special Meeting and voting in person (simply attending the Special Meeting will not cause your proxy to be revoked). Please note that if you hold your shares in “street name” and you have instructed a broker, bank or other nominee to vote your shares, the above described options for revoking your voting instructions do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to revoke your voting instructions.

Shareholders who do not wish to rescind their votes, including shareholders who have already voted in favor of the merger proposal or the adjournment proposal and do not wish to change that vote, do not need to take any further action.

Company shareholders of record as of August 12, 2013, the record date for the special meeting, who have not yet voted and still wish to do so, may vote in the manner set forth in the Proxy Statement.

If you have any questions or need assistance voting your shares of our common stock, please call please call Okapi Partners LLC, which is assisting the Company, toll-free at (877) 274-8654.

 WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Section of the SEC. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

The Company will make available a copy of its public reports, without charge, upon written request to the Secretary, MOD-PAC Corp., 1801 Elmwood Avenue, Buffalo, New York, 14207. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of Company Stock entitled to vote at the Special Meeting. In order to ensure timely delivery of such documents prior to the Special Meeting, any such request should be made promptly to the Company. A copy of any exhibit may be obtained upon written request by a shareholder (for a fee limited to the Company’s reasonable expenses in furnishing such exhibit) to the Secretary, MOD-PAC Corp., 1801 Elmwood Avenue, Buffalo, New York, 14207.

Because the Merger is a “going private” transaction, the Company, Messrs. Kevin T. Keane and Daniel G. Keane and the other Family Shareholders have filed with the SEC a Transaction Statement on Schedule 13E-3, as amended, with respect to the Merger. The Schedule 13E-3 has been amended in connection with this Proxy Statement Supplement. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3, as amended, filed with the SEC will be further amended to report promptly any material change in the information set forth therein. We urge you to read the entire Schedule 13E-3 carefully, including any amendments and the exhibits, in connection with your consideration of the Merger.

The SEC allows us to “incorporate by reference” into this Proxy Statement Supplement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement Supplement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed shall not be deemed to be incorporated by reference into this Proxy Statement Supplement. We incorporate by reference with respect to this Proxy Statement Supplement but not with respect to the Schedule 13E-3 (which we will, where relevant and if required by applicable law, amend to the extent necessary), any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 after the date of this Proxy Statement Supplement and prior to the date of the Special Meeting (except with respect to any reference in any such document to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995).

No persons have been authorized to give any information or to make any representations other than those contained in the Proxy Statement as supplemented and amended by this Proxy Statement Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This Proxy Statement Supplement is dated September 9, 2013. You should not assume that the information contained in this Proxy Statement Supplement is accurate as of any date other than that date, and the mailing of this Proxy Statement Supplement to shareholders shall not create any implication to the contrary.